Exhibit 1.2

EXECUTION VERSION

PRICING AGREEMENT

November 7, 2013

Barclays Capital Inc.

Goldman, Sachs & Co.

UBS Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated November 7, 2013 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Underwritten Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Each reference to Securities Agreement shall be deemed to refer to the Indenture, dated as of

November 9, 2001 between MetLife, Inc. and Bank One Trust Company, N.A. (predecessor to The Bank of New York Mellon Trust Company, National Association) (the “Senior Indenture”) and the Twenty-Fourth Supplemental Indenture to be dated November 13, 2013, between MetLife, Inc. and The Bank of New York Mellon Trust Company, National Association. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

2

Very truly yours,

METLIFE, INC.

By:	/s/ Marlene B. Debel
Name: Marlene B. Debel
Title: Senior Vice President and Treasurer

[Signature page to Senior Notes Pricing Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters:

BARCLAYS CAPITAL INC.

By:	/s/ Travis H. Barnes
Name: Travis H. Barnes
Title: Managing Director

[Signature page to Senior Notes Pricing Agreement]

GOLDMAN, SACHS & CO.

By:	/s/ Ryan Gilliam
Name: Ryan Gilliam
Title: Vice President

[Signature page to Senior Notes Pricing Agreement]

UBS SECURITIES LLC

By:	/s/ Thomas Curran
Name: Thomas Curran
Title: Managing Director

By:	/s/ Mehdi Manii
Name: Mehdi Manii
Title: Associate Director

[Signature page to Senior Notes Pricing Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

[Signature page to Senior Notes Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Principal Amount of $1,000,000,000 4.875% Senior Notes due 2043 to be Purchased
Barclays Capital Inc.	$217,500,000
Goldman, Sachs & Co.	$217,500,000
UBS Securities LLC	$217,500,000
Wells Fargo Securities, LLC	$217,500,000
Credit Agricole Securities (USA) Inc.	$10,000,000
ING Financial Markets LLC	$10,000,000
Lloyds Securities Inc.	$10,000,000
Nomura Securities International, Inc.	$10,000,000
PNC Capital Markets LLC	$10,000,000
Santander Investment Securities Inc.	$10,000,000
SG Americas Securities, LLC	$10,000,000
Standard Chartered Bank	$10,000,000
UniCredit Capital Markets LLC	$10,000,000
The Williams Capital Group	$10,000,000
Cabrera Capital Markets, LLC	$6,000,000
C.L. King & Associates, Inc.	$6,000,000
Drexel Hamilton, LLC	$6,000,000
Lebenthal & Co., LLC	$6,000,000
Muriel Siebert & Co., Inc.	$6,000,000
Total	$1,000,000,000

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SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

November 7, 2013

Relating to

Preliminary Prospectus Supplement dated November 7, 2013 to

Prospectus dated November 30, 2010

Registration Statement No. 333-170876

MetLife, Inc.

$1,000,000,000 4.875% Senior Notes due 2043

Final Term Sheet

November 7, 2013

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	4.875% Senior Notes due 2043

Aggregate Principal Amount:	$1,000,000,000

Price to the Public:	99.376% of principal amount plus accrued interest, if any, from November 13, 2013

Gross Underwriting Discount:	0.875%

Proceeds to Issuer Before Expenses:	$985,010,000

Maturity Date:	November 13, 2043

Pricing Date:	November 7, 2013

Settlement Date:	November 13, 2013

Interest Payment Dates:	Semi-annually on May 13 and November 13 of each year

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First Interest Payment Date:	May 13, 2014

Coupon:	4.875%

Benchmark Treasury:	UST 2.875% due May 15, 2043

Spread to Benchmark Treasury:	T + 115 bps

Benchmark Treasury Price and Yield:	$84-07; 3.765%

Yield to Maturity:	4.915%

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Redemption:	The Senior Notes will be redeemable at MetLife, Inc.’s option, in whole or in part, at any time and from time to time at a redemption price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, the date fixed for redemption and the Make-Whole Redemption Amount calculated as described in the preliminary prospectus supplement at the rate of T + 20 bps.

CUSIP/ISIN:	59156R BG2 / US59156RBG20

Joint Book-Running Managers:	Barclays Capital Inc. Goldman, Sachs & Co. UBS Securities LLC Wells Fargo Securities, LLC

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at (888) 603-5847, Goldman, Sachs & Co. toll free at 1-866-471-2526, UBS Securities LLC toll free at (877) 827-6444, extension 561-3884, or Wells Fargo Securities, LLC toll free at 1-800-326-5897.

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SCHEDULE III

TO PRICING AGREEMENT

Underwriters Purchase Price of 4.875% Senior Notes due 2043: 98.501% of the principal amount thereof

Closing Date: November 13, 2013

SIII-1